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                                                                   EXHIBIT 99.2



                   [L3 COMMUNICATIONS CORPORATION LETTERHEAD]


                 L-3 COMMUNICATIONS INITIATES FULL REDEMPTION OF
       ALL OF ITS OUTSTANDING 5.25% CONVERTIBLE SENIOR SUBORDINATED NOTES

NEW YORK -(Business wire)- December 22, 2003 - L-3 Communications Holdings, Inc. (NYSE: LLL) announced today that it has initiated a full redemption of all of its outstanding 5.25% Convertible Senior Subordinated Notes due 2009 (the "Convertible Notes"). On or prior to the close of business on Friday, January 9, 2004, holders of the Convertible Notes may elect to convert their Convertible Notes into common stock of L-3 Communications at a conversion price of $40.75 by surrendering the Convertible Notes in accordance with the indenture to The Bank of New York, as conversion agent, at 101 Barclay Street, 8 West, New York, New York 10286, Attention: Bernard Arsenec, Reorganization Unit. As of December 19, 2003, the last reported sales price of L-3's common stock on the New York Stock Exchange was $48.57.

To the extent that holders of the Convertible Notes do not convert their Convertible Notes into common stock of L-3 Communications, such Convertible Notes will be redeemed on January 12, 2004 at a redemption price of 102.625% of the principal amount thereof, plus accrued and unpaid interest to January 12, 2004. On or before January 12, 2004, such Convertible Notes should be presented to The Bank of New York, as paying agent for the redemption, at the address set forth in the Notice of Redemption, dated December 22, 2003, sent that day to all registered holders.

Interest on the Convertible Notes will cease to accrue on and after January 12, 2004 and the only remaining right of holders of the Convertible Notes is to receive payment of the redemption price upon surrender to the paying agent, plus accrued and unpaid interest up to, but not including, January 12, 2004.

This press release shall not constitute a notice of redemption of the Convertible Notes.

Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training



                                     -more-

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L-3 COMMUNICATIONS INITIATES FULL REDEMPTION OF CONVERTIBLE SENIOR
SUBORDINATED NOTES                                                        PAGE 2

and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.



Contact:
           L-3 Communications
           Cynthia Swain, 212-697-1111
           or
           Financial Dynamics
           Investors: Eric Boyriven, Olivia Pirovano
           Media: Evan Goetz
           212-850-5600